Exhibit 10.27

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

FOR

FLUIDIC SELF-ASSEMBLY OF MICROSTRUCTURES

U.C. Case No: B94-014

This license agreement (“Agreement”) effective July 1, 1999, is by and between the Regents of the University of California, a California Corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, CA 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620, (“Regents”) and Alien Technology Corporation, a California corporation having a place of business at 2606 Barrington Court, Hayward, CA 94545 (“Licensee”).

1.	BACKGROUND

1.1	Regents has assignments to the following Invention (as defined below): FLUIDIC SELF-ASSEMBLY OF MICROSTRUCTURES, as described in Regents’ Case No. B94-014; and to Regents’ Patent Rights (as defined below).

1.2	Licensee entered into an option agreement (UCB Control Number 1995-11-0018) and extension thereof with Regents effective February 15, 1995, for the purpose of evaluating the Invention and granting Licensee an exclusive right to negotiate an exclusive license of the Invention.

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1.3	Licensee has provided Regents with a commercialization plan on January 1996 and updated on January 1998 and 1999, for the Invention and business strategy in order to evaluate its capabilities as a Licensee.

1.4	The development of the Invention was sponsored in part by the Department of Defense under Contract Numbers AFOSR 91-0327 and F49620-92-J-059-1, and as a consequence, title has passed to Regents and Regents, in turn, has granted to the U.S. Government a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Inventions for or on behalf of the United States throughout the world.

1.5	Regents wishes to have the Invention perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.6	Licensee wishes to acquire a license under the Regents’ Patent Rights for the purpose of undertaking development and to manufacture, use, and distribute under Licensed Products (as defined below).

1.7	Licensee is a “small entity” as denned in 37 CFR §1.9 and a “small-business concern” defined in 15 U.S.C. §632.

1.8	On April 1, 1999, Beckmen Display, Incorporated changed its name to Alien Technology Corporation.

The parties agree as follows:

2.	DEFINITIONS

2.1	“Invention” means the invention described in: FLUIDIC SELF-ASSEMBLY OF MICROSTRUCTURES as described in Regents’ Case No. B94-014.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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2.2	“Regents’ Patent Rights” means the Regents’ interest in the following Patents and Patent applications and the foreign patents and patent applications elected under Paragraph 15.4:

a)	U.S. Patent Number 5,545,291, issued to John S. Smith and Hsi-Jen J. Yeh on August 13, 1996 and assigned to Regents (UC Case No. B94-014-l;

b)	U.S. Patent Number 5,783,856, issued to John S. Smith and Hsi-Jen J. Yeh on July 21, 1998 and assigned to Regents (UC Case No. B94-014-2;

c)	U.S. Patent Number 5,824,186, issued to John S. Smith and Hsi-Jen J. Yeh on October 20, 1998 and assigned to Regents (UC Case No. B94-014-3;

d)	U.S. Patent Number 5,904,545, issued to John S. Smith, Hsi-Jen J. Yeh, Mark A. Hadley and Ashish K Verma on May 18, 1999 and assigned to Regents (UC Case No. B94-014-4);

e)	U.S. Patent Application Number 09/097,599, filed by John S. Smith, Hsi-Jen J. Yeh, Mark A. Hadley and Ashish K Verma on June 15, 1998 and assigned to Regents (UC Case No. B94-014-5);

f)	Australia Patent No. 681928, issued to John S. Smith and Hsi-Jen S. Yeh on January 8, 1998 and assigned to Regents (UC Case No. B94-014-1);

g)	Canada Patent Application Serial No. 2177276, filed on December 7, 1994, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-1) that claims the convention priority benefits of U.S. Patent Number 5,545,291 dating from the U.S. filing date of December 13, 1993;

h)	China Patent Application Serial No. 94194495.6, filed on December 7, 1994, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-1) that claims the convention priority benefits of U.S. Patent Number 5,545,291 dating from the U.S. filing date of December 13, 1993;

i)	EPO Patent Application Serial No. 95904304.3, filed on December 7, 1994, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-1) that claims the convention priority benefits of U.S. Patent Number 5,545,291 dating from the U.S. filing date of December 13, 1993;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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j)	Japan Patent Application Serial No. 7-516846, filed on December 7, 1994, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-1) that claims the convention priority benefits of U.S. Patent Number 5,545,291 dating from the U.S. filing date of December 13, 1993;

k)	Australia Patent Application Serial No. 55917/96, filed on June 6, 1996, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-3) that claims the convention priority benefits of U.S. Patent Number 5,824,186 dating from the U.S. filing date of June 7, 1995;

l)	Canada Patent Application Serial No. 2177219, filed on May 23, 1996, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-3) that claims the convention priority benefits of U.S. Patent Number 5,824,186 dating from the U.S. filing date of June 7, 1995;

m)	China Patent Application Serial No. 96106682.2, filed on June 7, 1996, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-3) that claims the convention priority benefits of U.S. Patent Number 5,824,186 dating from the U.S. filing date of June 7, 1995;

n)	EPO Patent Application Serial No. 96109018.0, filed on June 7, 1996, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-3) that claims the convention priority benefits of U.S. Patent Number 5,824,186 dating from the U.S. filing date of June 7, 1995;

o)	Japan Patent Application Serial No. 8-166633, filed on June 7, 1996, by John S. Smith and Hsi-Jen J. Yeh and assigned to Regents (UC Case No. B94-014-3) that claims the convention priority benefits of U.S. Patent Number 5,824,186 dating from the U.S. filing date of June 7, 1995;

p)	EPO Patent Application Serial No. 96920415.5, filed on May 22, 1996, by John S. Smith, Hsi-Jen J. Yeh, Mark A. Hadley and Ashish K Verma and assigned to Regents (UC Case No. B94-014-4) that claims the convention priority benefits of U.S. Patent Number 5,904,545 dating from the U.S. filing date of June 7, 1995;

q)	All other international patents and patent applications, and/or any divisions, continuations, reissues or continuations-in-part (only to the extent, however, that claims in the continuations-in-part are entitled to the priority filing date of the parent patent application) of any of the above-referenced U.S. or international patents or applications.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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2.3	“Licensed Method” means any method or process that is covered by Regents’ Patent Rights, or any method or process the use or practice of which would constitute an infringement of any pending or issued claims within Regents’ Patent Rights.

2.4	“Licensed Product(s)” means (1) any product produced by the Licensed Method, or (2) any service that employs the Licensed Method, or (3) any method, process material or product the manufacture, use, sale, offer for sale, or import of which would be an infringement of any pending or issued claim of Regents’ Patent Rights, or (4) any material, method, process, or product, or part thereof that:

a)	Is covered by a valid claim of any issued, unexpired patent within Regents’ Patent Rights. A claim within Regents’ Patent Rights shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or

b)	Is covered by any claim being prosecuted in a pending application directed to the Invention.

2.5	“Licensed Field of Use” means the use of the Licensed Products identified in Paragraph 2.4 for all applications.

2.6	“Licensed Territory” means United States of America, its territories and possessions, any foreign countries where Regents has filed or obtained corresponding foreign patents or applications, and any other foreign countries throughout the world for which Regents may lawfully grant a license of Regents’ Patent Rights.

2.7

“Net Sales” means the gross invoice prices of Licensed Product sold or Licensed Method performed by the Licensee, an Affiliate or a sublicensee, less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; transportation charges; and allowances or credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to an

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Affiliate or sublicensee for end use by the Affiliate or sublicensee will be treated as sales at list price. Net Sales are recognized when Licensed Product is sold by Licensee, a sublicensee or one of their Affiliates to (1) an end user which is not an Affiliate of Licensee or such sublicensee, or (2) a distributor or original equipment manufacturer without return rights, or when such return rights expire or (3) Licensee’s Affiliate or Licensee’s sublicensee, or a sublicensee’s Affiliate, in each case for use and not resale by the purchaser.

2.8	“Affiliate” means any corporation or other business entity in which the Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or in which the Licensee is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which the Licensee owns or controls, or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

2.9	“Gross Revenues” means any and all fees, royalties and other revenue received by Licensee in the form of cash or other forms of consideration, in accordance with generally accepted accounting principles determined pursuant to the cash basis method of accounting, and shall be deemed received when actually paid to and received by Licensee. “Gross Revenues” excludes any Net Sales revenue.

2.10	“Flat Panel Displays” shall include: Liquid Crystal Displays; Plasma Display Panels; Organic Light Emitting Displays; Field Emission Displays; Light Emitting Diode Displays; Electroluminescent Displays and Vacuum Fluorescent Displays all manufactured on rigid glass substrates.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.	GRANT

3.1	Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government, Regents hereby grants and Licensee hereby accepts an exclusive license under Regents’ Patent Rights to make, have made, use, have used, sell, offer for sale, or have offered for sale, sell, have sold, import and have imported Licensed Products and to practice or have practiced the Licensed Method limited to the Licensed Field Of Use in the Licensed Territory.

3.2	The license under Paragraph 3.1 will be exclusive for a term commencing as of the effective date of this Agreement and ending on the date of the last to expire patent under Regents’ Patent Rights.

3.3	Nothing in this Agreement will be deemed to limit the right of Regents to publish any and all technical data resulting from any research performed by Regents relating to the Invention, and to make and use the Invention, Licensed Products, Licensed Methods, and associated technology for educational and research purposes.

3.4	Licensee will have a continuing responsibility to keep Regents informed of its large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees.

3.5	The Invention resulted from funding provided in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any Licensed Products sold in the United States will be substantially manufactured in the United States.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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4.	SUBLICENSES

4.1	Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government, Regents hereby grants to Licensee the right to sublicense to third parties the rights to make, have made, use, have used, sell, offer for sale, or have offered for sale, sell, have sold, import and have imported Licensed Products and to practice or have practiced the Licensed Method provided that Licensee has current exclusive rights under this Agreement. Every such sublicense will contain at least the following:

a)	A statement setting forth the date upon which Licensee’s exclusive rights, privileges, and license hereunder will expire.

b)	A statement such that, to the extent applicable, the obligations of this Agreement will be binding upon the sublicensee as if it were in place of Licensee, except that:

i)	Earned royalty rate and minimum royalties may be at higher rates than this Agreement; and

ii)	Sublicensees will be precluded from granting further sublicenses, except the sublicensees may grant further sublicenses to their Affiliates if each further sublicense complies with the requirements of this Section 4.1 as if the sublicense had been granted directly by Licensee.

c)	The same provision for indemnification of Regents as has been provided for in this Agreement.

4.2

Licensee shall pay Regents [***] of any Gross Revenues received by Licensee in the form of up-front, signing or similar payments from sublicensees. Licensee shall pay Regents [***] of all Gross Revenues received by Licensee on Net Sales of Licensed Products by a sublicensee or its Affiliate. If Gross Revenues are paid to Licensee on Net Sales of Licensed Products by a sublicensee or its Affiliate and [***] of such Gross Revenues would be less than [***] of the Net Sales of such Licensed Products,

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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then Licensee shall pay Regents [***] of the Net Sales of such Licensed Products when Licensee receives such Gross Revenues.

4.3	Licensee will notify Regents of each sublicense granted hereunder and furnish to Regents a summary of the material terms of each such sublicense agreement.

4.4	Licensee will collect and guarantee payment of all royalties due Regents from sublicensees; and deliver all reports due Regents and received from sublicensees.

4.5	Upon termination of this Agreement for any reason, all sublicenses that are granted by Licensee pursuant to this Agreement will remain in effect and will be assigned to Regents except that Regents will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of Regents set forth in this Agreement.

5.	LICENSE ISSUE FEE

5.1	As consideration for this Agreement, Licensee must pay to Regents the following:

a)	Cash payment of [***] due upon signing this Agreement. Licensee will be allowed to credit this [***] against royalties due to Regents on the Net Sales of Licensed Products. However, in no event will such credit against royalties exceed fifty percent (50%) of royalties earned for such products in any one calendar year. This credit against royalties will expire on the fifth anniversary of the date of the first commercial sale or upon complete use of [***] credit, whichever occurs first.

b)

[***] shares of common stock of Licensee (“Shares”), to be transferred upon Regents’ acceptance of taking of equity, provided however that the final acceptance by Regents of said equity of Licensee is conditional upon receipt and acceptance of any Licensee shareholders’ agreements and other relevant information Regents deems necessary in order to make a properly informed decision in accordance with Regents’ applicable University policy guidelines on accepting equity in University technology licensing transactions. Upon final acceptance of said equity, Regents reserves the right and sole discretion

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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to direct Licensee to distribute Regents’ inventors’ shares directly to its inventors or to Regents’ Office of the Treasurer, provided that any recipient must agree to the same Licensee shareholders’ agreements and other restrictions as Regents accept.

c)	If the equity consideration provided by subparagraph (b) is not finally accepted by Regents within ninety (90) days following execution of this Agreement, then Regents and Licensee hereby agree to replace such equity consideration with total cash payments from Licensee as follows:

i)	[***] on January 1, 2000;

ii)	[***] on January 1, 2001.

d)	In the event that the shares are issued to Regents and Licensee does not engage in an initial public offering of shares of its common stock within five (5) years from the execution of this Agreement, then at the option of Regents exercised by written notice to Licensee within six (6) months thereafter and subject to compliance with applicable law, Licensee shall repurchase all of the shares from Regents for a total price of [***]. The option is not transferable or assignable.

5.2	The license issue fee of Paragraph 5.1 (b), (c) and (d) are non-refundable and not an advance against royalties.

6.	GOVERNMENT RIGHTS

6.1	This Agreement is subject to all of the terms and conditions of Public Law 96-517 as amended. Licensee shall take all action necessary on its part as Licensee to enable Regents to satisfy its obligations under that law relating to the Inventions.

7.	ROYALTIES

7.1	Licensee will pay to Regents earned royalties at the rate of [***] of the Net Sales of Licensed Products defined as Flat Panel Displays and [***] of the Net Sales of all other Licensed Products.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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7.2	Royalties will be payable on Licensed Products covered by both pending patent applications and issued patents. If after four (4) years from the filing of any patent in any country, except in Japan, for Regents’ Patent Rights, a patent has not issued on any of Regents’ Patent Rights in those countries where such patents are filed, then the royalties due on Licensed Products in those countries will be reduced by fifty percent (50%). In Japan the four (4) years from filing date will be initiated on the date the request for examination is made by the Regents. Upon issuance of any patent on Regents’ Patent Rights, Licensee will pay Regents royalties at the rates listed in Article 7.1 and shall continue to pay royalties due until the expiration or termination of this Agreement.

In the event Licensed Products are combined with other products which are sold independently and the combined product is sold as a single unit, then royalties due Regents will be based on the average Net Sales price of the Licensed Product when sold alone during that same calendar quarter in that same country. If no Licensed Product is sold alone during that quarter in that country, then royalties due Regents will be based on the average Net Sales price of any Licensed Product when sold alone during that same calendar quarter in any country. If no such sales occurred during such calendar quarter, then royalties due Regents will be based on the most recent calendar quarter during which such Net Sales occurred.

In the event of stacking royalties where Licensee determines that it is necessary to pay royalties to other third parties in order to produce a product that includes Regents’ Patent Rights, and the sum of royalties to be paid by Licensee to all parties would exceed ten percent (10%), then Regents will agree to reduce the royalties due on Regents’ Patent Rights in the same proportion as that of all other parties in order to reach a maximum often percent (10%). However, in no case shall royalties due on Regents’ Patent Rights be less than fifty percent (50%) of those stated in Article 7.1.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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For example - If Licensee proactively licenses intellectual property rights from two other entities El and E2 for use in Licensed Products or Licensed Method, at the respective royalty rates of [***]% and [***]%, the total royalties before a proportionate reduction is equal to [***]% ([***]% + [***]% + [***]%). Regents will then agree to reduce its royalty rate in a ratio of 10/12, i.e. to [***]%, if the other licensing entities El and E2 agree to reduce their royally in the same ratio.

Licensing Entity	Initial Royalty Rate			Ratio		Reduced Royalty Rate
Regents		[***]	%				[***]	%
El		[***]	%		—>		[***]
E2		[***]	%	X	10/12		[***]
	Total:	[***]	%			Total:	[***]	%

To implement a reduction in royalties due to Regents under this stacking provision, Licensee will provide written evidence of licensing agreements with other third parties and their agreement to a proportional reduction in royalties due them under this stacking provision.

Royalties accruing to the REGENTS will be paid to the REGENTS quarterly on or before the following dates of each calendar year:

•	February 28 for the calendar quarter ending December 31

•	May 31 for the calendar quarter ending March 31

•	August 31 for the calendar quarter ending June 30

•	November 30 for the calendar quarter ending September 30

If Licensee pays Regents earned royalties on Net Sales of Licensed Products which subsequently are returned by the purchaser for a full refund, or otherwise credited by

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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Licensee, no refund of related earned royalties will be payable by Regents, but instead Licensee may reduce the next earned royalties payable to Regents by an amount equal to the royalties paid on the refunded or credited Licensed Products.

7.3	Beginning in the year 2001 and in each succeeding calendar year thereafter, LICENSEE will pay to the REGENTS a minimum annual royalty as set forth below:

a)	2001 - [***];

b)	2002 - [***];

c)	2003 - [***];

d)	2004 - [***]; and

e)	2005 - [***].

In each succeeding calendar year after the year 2005, Licensee shall pay a minimum annual royalty of [***] for the life of this Agreement. This minimum annual royalty will be paid to the Regents by February 28 of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

7.4	All royalties due Regents will be payable in United States dollars. When Licensed Products are sold for moneys other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which the Licensed Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

7.5	Earned royalties due on sales of Licensed Products occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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the government of such country on the remittance of royalty income. The Licensee will also be responsible for all bank transfer charges.

7.6	Licensee will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to REGENTS at the address shown in Article 24 (Notices).

7.7	In the event that any patent or any patent claim included within Regents’ Patent Rights expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties for Licensed Products based on such patent or claim will cease as of the date of such expiration or final decision. Licensee will not, however, be relieved from paying any royalties for Licensed Products that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

7.8	No royalties will be collected or paid hereunder on Licensed Products sold to or used by the United States Government. Licensee agrees to reduce the amount charged for Licensed Products distributed to the United States Government by an amount equal to the royalty for such Licensed Products otherwise due Regents as provided herein.

8.	DUE DILIGENCE

8.1	Licensee, upon execution of this Agreement, will use diligent commercial efforts to proceed with the development, manufacture, and distribution under license of Licensed Products and will use diligent commercial efforts to market them in quantities sufficient to meet the market demand.

8.2	Licensee specifically commits to achieving the following objectives in its due diligence activities hereunder:

a)	Manufacturing Factory Partner Agreement signed January 31, 2000;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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b)	First Fluidic Self-Assembly License signed August 31, 2000;

c)	Manufacturing facility occupied January 31, 2001;

d)	First commercial sale by June 30, 2001.

8.3	If Licensee is unable to meet any of its due diligence obligations set forth in Paragraph 8.2(d), then Regents will so notify Licensee of failure to perform.

8.4	To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence required in Paragraph 8.2(d), Regents must give Licensee written notice of the deficiency. The Licensee thereafter has sixty (60) days to cure the deficiency. If Regents has not received satisfactory tangible evidence that the deficiency has been cured by the end of the sixty (60) day period, then Regents may, at its option, either terminate the Agreement or reduce Licensee’s exclusive license to a non-exclusive license by giving written notice to Licensee. These notices will be subject to Article 24 [ (Notices). In the event the license is reduced to a non-exclusive license, the terms listed under Article 7 (Royalties) and Article 15 (Patent Prosecution and Maintenance) will not change.

8.5

Licensee will have the right and option to extend the target date of first commercial sale diligence obligation for a period of six (6) months or for a period of up to twenty-four (24) months upon the payment of $5,000 within thirty (30) days of the extension date for each six (6) months extension option exercised by Licensee. These payments are in addition to the minimum royalty payments specified in Paragraph 7.3. Should Licensee opt not to extend the obligation or fail to meet it by the extended target date, then Regents will have the right and option either to terminate this Agreement or to reduce the Licensee’s exclusive license to a non-exclusive royally bearing license. This right, if exercised by Regents, supersedes

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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the rights granted in Article 4 (Sublicenses) and does not change the terms listed under Article 7 (Royalties) or Article 15 (Patent Prosecution and Maintenance). The right to reduce Licensee’s exclusive license granted hereunder to a non-exclusive license will be Regents’ sole remedy for breach of Article 8 (Due Diligence). However, if Licensee is unable to perform any of the due diligence obligations set forth in Paragraph 8.2 due to hardships beyond Licensee’s control while Licensee has demonstrated diligent commercial efforts to perform these obligations, then Regents may extend the dates as appropriate (after conferring with Licensee in good faith and, in any event, on at least a day to day basis) in writing to Licensee, and Regents will not reduce Licensee’s exclusive license to a non-exclusive license.

9.	PROGRESS AND ROYALTY REPORTS

9.1	Licensee will submit to Regents a semi-annual progress report covering Licensee’s activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary, if any, for marketing in the United States. These progress reports will be made for all Licensed Products until the first commercial sale of such Licensed Products occurs in the United States, after which time progress reports will no longer be due. These reports will be due on or before the following dates of each calendar year:

a)	February 28 for the preceding six month period ending December 31; and

b)	August 31 for the preceding six month period ending June 30.

The first Progress Report will be due February 28, 2000.

9.2	Progress reports submitted under Paragraph 9.1 shall include the following topics:

•	summary of work completed

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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•	key scientific discoveries

•	summary of work in progress

•	current schedule of anticipated events or milestones

•	market plans for introduction of Licensed Products

•	a summary of resources (dollar value) spent in the reporting period,

•	date of first commercial sale of a Licensed Product, and

•	activities of sublicensees, if any.

9.3	After the first commercial sale of Licensed Products anywhere in the world, Licensee will make quarterly royalty reports to Regents due on the following dates:

•	February 28 for the calendar quarter ending December 31

•	May 31 for the calendar quarter ending March 31

•	August 31 for the calendar quarter ending June 30

•	November 30 for the calendar quarter ending September 30

9.4	Royalty reports submitted under Paragraph 9.3 shall include at least the following:

a)	The number of Licensed Products manufactured and the number of Licensed Products sold (if no sales of a Licensed Product was made during the report period, a statement to this effect is required);

b)	Gross revenue for Licensed Products sold;

c)	Net Sales pursuant to Article 2.4;

d)	Total royalties due Regents; and

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e)	Names and addresses of any new sublicensees; a summary of the material terms of each new sublicense agreement entered into during the reporting quarter; and the small entity status of the sublicensee.

10.	BOOKS AND RECORDS

10.1	Licensee will keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to Regents. Said books of accounts will be kept at Licensee’s principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. The books and supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for five (5) years following the end of the calendar year to which they pertain, to the inspection and audit by an independent certified public accountant retained by Regents for the purpose of verifying Licensee’s royalty statement or compliance in other respects with this Agreement. Such independent certified accountant will be bound to hold all information in confidence except as necessary to communicate Licensee’s non-compliance with this Agreement to Regents.

10.2	The fees and expenses of Regents’ representatives performing such an examination will be borne by Regents. However, if an error in underpaid royalties to Regents of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of the representatives will be borne by Licensee.

11.	LIFE OF THE AGREEMENT

11.1	Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the effective date recited on page one and will remain in effect for the life of the last-to-expire patent licensed under this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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11.2	Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

•	Article 4 Sublicenses

•	Article 10 Books And Records

•	Article 11 Life Of The Agreement

•	Article 14 Disposition Of Products Upon Termination

•	Article 17 Use Of Names And Trademarks

•	Article 20 Indemnification

•	Article 25 Late Payments

•	Article 27 Confidentiality

12.	TERMINATION BY REGENTS

12.1	If Licensee should violate or fail to perform any term or covenant of this Agreement, then Regents may give written notice of such default (“Notice of Default”) to Licensee. If Licensee should fail to repair such default within sixty (60) days of the effective date of such notice, Regents will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the effective date of such notice. Such, termination will not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of Regents. These notices will be subject to Article 24 (Notices).

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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13.	TERMINATION BY LICENSEE

13.1	Licensee will have the right at any time to terminate this Agreement in whole or as to any portion of Regents’ Patent Rights by giving notice in writing to Regents. Such notice of termination will be subject to Article 24 (Notices) and termination of this Agreement will be effective ninety (90) days from the effective date of such notice.

13.2	Any termination pursuant to the above paragraph will not relieve Licensee of any obligation or liability accrued under this Agreement prior to the termination or rescind anything done by Licensee or any payments made to Regents prior to the time the termination becomes effective. Termination will not affect in any manner any rights of Regents arising under this Agreement prior to the termination.

14.	DISPOSITION OF PRODUCTS UPON TERMINATION

14.1	Upon termination of this Agreement Licensee will have the privilege of disposing of all previously made or partially made Licensed Products, but no more, within a period of one hundred and twenty (120) days following the effective date of termination. The sale of Licensed Products will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the times provided in this Agreement and the rendering of any royally reports.

15.	PATENT PROSECUTION AND MAINTENANCE

15.1	The Regents shall diligently prosecute and maintain the Regents’ Patent Rights using counsel of the Regents’ choice. The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed and apprised of the continuing prosecution, and may provide substantive comment and input thereon, and Licensee shall keep this documentation confidential in accordance with Article 27 (Confidentiality) herein.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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15.2	Regents shall endeavor to amend any patent application to include claims requested by Licensee and required to protect the products and/or processes contemplated to be sold under the License Agreement.

15.3	Licensee shall reimburse Regents for all past and present costs and future costs that are incurred under this Agreement (with the exception of bills already reimbursed) for preparing, filing, prosecuting and maintaining Regents’ Patent Rights.

15.4	Regents will endeavor to obtain patent protection on the Inventions in foreign countries if available and if Licensee so elects. Licensee must notify Regents at least two months prior to the foreign bar date of its election to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm Licensee’s obligation to underwrite the costs thereof. The absence of such a notice from Licensee to Regents shall be considered an election not to secure foreign rights in the countries not included in the required notice.

15.5	The preparation, filing, prosecuting and maintenance of all foreign patent applications filed at Licensee’s request, as well as the maintenance of all resulting foreign patents, shall be at the sole expense of Licensee. Such patents shall be held in the name of Regents and shall be obtained using counsel of Regents’ choice.

15.6	Regents shall have the right to file patent applications at its own expense in any country in which the Licensee has not elected to secure patent rights, and such applications and resultant patents shall not be subject to this Agreement.

15.7

Licensee’s obligation to reimburse Regents for costs specified in Paragraph 15.3 shall continue for so long as this Agreement remains in effect. However, Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months written notice to Regents. Regents will endeavor to curtail patent

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costs when such a notice is received from Licensee. Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that Licensee shall have no further right or licenses thereunder.

15.8	Regents shall provide statements to Licensee showing the amount to be reimbursed to Regents under the provisions of this Article 15. Payment to Regents shall be due within thirty (30) days of the date of these statements.

16.	MARKING

16.1	Licensee shall mark all Licensed Products made, used, or sold under this Agreement (or their containers) in accordance with applicable marking laws.

17.	USE OF NAMES AND TRADEMARKS

17.1	Nothing contained in this Agreement will he construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party to this Agreement by the other party. Unless required by law the use, by Licensee, of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

18.	LIMITED WARRANTIES

18.1	Regents warrants to Licensee that it has unencumbered title to Regents Patent Rights, subject to the rights of the U.S. Government (Article 6.1), and the lawful right to grant this license.

18.2	THIS AGREEMENT AND THE ASSOCIATED INVENTION ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, THE LICENSED PRODUCTS OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

18.3	IN NO EVENT WILL REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING PROM EXERCISE OF THIS AGREEMENT OR THE USE OF THE INVENTION, LICENSED METHOD OR LICENSED PRODUCTS.

18.4	Nothing in this Agreement is or will be construed as:

a)	A warranty or representation by Regents as to the validity, enforceability or scope of any Regents’ Patent Rights;

b)	A warranty or representation that anything made, used, offered for sale, sold, imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

c)	An obligation by either party to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 19 (Patent Infringement);

d)	Conferring by implication, estoppel, or otherwise any license or rights under any patents of Regents other than Regents’ Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents Patent Rights; or

e)	An obligation to furnish any know how, not provided in Regents’ Patent Rights.

19.	PATENT INFRINGEMENT

19.1

In the event that Licensee learns of the substantial infringement of any Regents’ Patent Rights under this Agreement, Licensee will promptly inform Regents and will provide Regents with reasonable evidence of such infringement. Both parties to this

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Agreement acknowledge that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement without first obtaining consent of the other party. Both parties will endeavor, in cooperation with each other, to terminate such infringement without litigation.

19.2	Licensee may request that Regents take legal action against the infringement of Regents’ Patent Rights. Such request will be made in writing and will include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, REGENTS will have the right to elect to:

a)	Commence suit on its own account; or

b)	Refuse to participate in such suit.

Regents will give notice of its election in writing to Licensee by the end of the 100th day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if, and only if, Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, Regents may thereafter join such suit at its own expense.

19.3

Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all damages, settlements, or other remuneration received as a result of such law suit will belong to such party, provided that legal action brought jointly by Regents and Licensee and participated in by both, will be at the joint expense of the parties and all damages, settlements, or other remuneration will be allocated in the following order: a) to each party reimbursement in equal amounts of

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the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party.

19.4	Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that Regents may be represented by counsel of its choice in any suit brought by Licensee.

20.	INDEMNIFICATION

20.1	Licensee will, and will require its sublicensees, to indemnify, hold harmless, and defend Regents, its officers, employees, and agents; sponsors) of the research that led to the Invention; and the inventors of any patents and patent applications in Regents’ Patent Rights and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability. This indemnification will not include any claims relating to a breach of Regents’ representation in Article 18.1.

20.2	The Licensee, at its sole costs and expense, will insure its activities in connection with the work under this Agreement and will obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability and products liability included) (or an equivalent program of self-insurance) with limits as follows:

a)	each occurrence	$1,000,000

b)	products/completed operations aggregate	$5,000,000

c)	personal and advertising injury	$1,000,000

d)	general aggregate (commercial form only)	$5,000,000

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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The coverages and limits referred to above do not in any way limit the liability of Licensee. Licensee will furnish Regents with certificates of insurance evidencing compliance with all requirements.

20.3	Insurance coverage as required under Paragraph 20.2 above, must:

a)	provide for thirty (30) day advance written notice to REGENTS of cancellation or any modification;

b)	indicate that “The Regents of the University of California” and its officers, employees, students, and agents have been endorsed as additional insureds under the coverages referred to under 19.2; and

c)	include a provision that the coverages will be primary and will not participate with nor will be excess over, any valid and collectible insurance or program of self-insurance carried or maintained by REGENTS.

20.4	Regents will promptly notify Licensee in writing of any claim or suit brought against Regents in respect of which Regents intends to invoke the provisions of this Article 20 (Indemnification). Licensee will keep Regents informed on a current basis of its defense of any claims pursuant to this Article 20 (Indemnification).

21.	EXPORT CONTROLS

21.1

Licensee understands that Regents is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and Regents’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of

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the United States Government and/or written assurances by Licensee that Licensee will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. Regents neither represents that a license will not be required nor that, if required, it will be issued.

22.	GOVERNMENT APPROVAL OR REGISTRATION

22.1	If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

23.	ASSIGNMENT

23.1	This Agreement is binding upon and shall inure to the benefit of Regents, its successors and assigns, but shall be personal to, and be personal property of, Licensee and assignable by Licensee only with the written consent of Regents; provided that Licensee may assign this Agreement without Regents’ written consent but after twenty (20) days’ prior notice to Regents in connection with a sale of all or substantially all of its assets, or a merger of Licensee with or into another entity, if the successor entity agrees in writing to be bound by all of Licensee’s obligations under this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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24.	NOTICES

24.1	All notices under this Agreement must be in writing and deposited in the United States mail, registered or certified, and addressed as follows:

To Regents:	The Regents of the University of California
Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94720-1620
Attn.: Director (UC Case No. B94-014)

To Licensee:	Alien Technology Corporation
2606 Barrington Court
Hayward, CA 94545
Attn.: Jeffrey Jacobsen, President and CEO

Either party may change its address upon written notice to the other party.

25.	LATE PAYMENTS

25.1	If any payments are not received by Regents when due, Licensee must pay to Regents interest charges on such payments at a rate of one and one-half percent (1.5%) per month on the monies owed. Such interest is calculated from the date payment was due until the date actually received by Regents, however acceptance by Regents of any interest under this paragraph does not affect Article 26 (Waiver).

26.	WAIVER

26.1	The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

26.2	None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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27.	CONFIDENTIALITY

27.1	Licensee and Regents respectively shall hold the other party’s (and Licensee’s Affiliates, sublicensees and sublicensees’ Affiliates) proprietary business, terms of this Agreement, patent prosecution material, and technical information against disclosure to third parties with the same degree of care as it exercises with its own data and license agreements of a similar nature.

27.2	Nothing in this Agreement restricts the right of Licensee or Regents to use, disclose, or otherwise deal with any information or data that:

a)	at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

b)	the receiving party can show by written record was in its possession prior to the time of disclosure to it and was not acquired directly or indirectly from the disclosing party;

c)	is independently made available to the receiving party as a matter of right by a third party;

d)	is subject to disclosure under the California Public Records Act or other requirements of law.

27.3

Regents is free to release to the inventors and senior administrators employed by Regents the terms and conditions of this Agreement. If such release is made, Regents shall give notice of the confidential nature and shall request that the recipient does not disclose such terms and conditions to others. If a third party inquires whether a license to Regents’ Patent Rights is available, Regents may disclose the existence of this Agreement and the extent of the grant in Article 3 (Grant) to such third party, but will not disclose the name of Licensee or any other terms or conditions of this

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Agreement, except where Regents are required to release information under either the California Public Records Act or other applicable law.

27.4	Licensee and Regents will destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination. However, each party may retain one copy of proprietary information for archival purposes in nonworking files. Licensee and Regents will provide each other, within thirty (30) days following termination, with a written notice that proprietary information has been returned or destroyed.

27.5	The terms of this Article 27 (Confidentiality) will not expire until five (5) years from the official date of termination of this Agreement.

28.	FAILURE TO PERFORM

28.1	In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account of such failure, then the prevailing party will he entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

29.	FORCE MAJEURE

29.1

The parties shall be excused from any performance required under this Agreement if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume. If such performance becomes possible within one (1) year of the commencement of such events, the parties’ respective obligations shall resume

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within one year from the time such performance becomes possible. If, however, such performance remains impossible after one (1) year from the time of commencement of such events, then Regents may terminate this Agreement in accordance with Article 12 (Termination By Regents).

30.	SEVERABILITY

30.1	The provisions of this Agreement are severable, and in the event that any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions contained in this Agreement.

31.	APPLICABLE LAW

31.1	THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. IF EITHER PARTY UNDERTAKES LEGAL ACTION ARISING UNDER THIS AGREEMENT, THEN SUCH LEGAL ACTION WILL TAKE PLACE IN SAN FRANCISCO, CALIFORNIA. THE PREVAILING PARTY WILL BE ENTITLED TO REASONABLE ATTORNEYS’ FEES IN ADDITIONS TO COSTS AND NECESSARY DISBURSEMENTS.

32.	SCOPE OF AGREEMENT

32.1	The Option Agreement dated February 15, 1995 is hereby terminated. This Agreement, constitutes the entire agreement between the parties.

No representative of Regents or Licensee has been authorized to make any representation, warranty, or promise not contained herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		ALIEN TECHNOLOGY CORPORATION

Signature	/s/ William A. Hoskins	Signature	/s/ Jeffrey J. Jacobsen

Name William A. Hoskins		Name Jeffrey J. Jacobsen

Title Director, Office of Technology Licensing		Title President & CEO

Date June 29, 1999		Date July 02, 1999

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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